Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations and Finance
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2017

SECOND QUARTER HIGHLIGHTS:

•	Reported revenue increased 15.9% to $390.5 million

•	Organic revenue growth of 11.7%

•	Net income attributable to MDC Partners common shareholders increased to $9.3 million from $0.8 million last year
•	Adjusted EBITDA increased 12.2% to $47.0 million, with margins of 12.0% (See Schedule 3)

•	Net New Business wins totaled $26.0 million

•	Updated 2017 financial guidance to approximately 7% organic revenue growth and approximately 60 basis points increase in Adjusted EBITDA margin; on track to achieve 2017 Adjusted EBITDA target

YEAR-TO-DATE HIGHLIGHTS:

•	Reported revenue increased 13.8% to $735.2 million

•	Organic revenue growth of 8.7%

•	Net loss attributable to MDC Partners common shareholders improved to ($1.7) million vs ($22.8) million last year
•	Adjusted EBITDA increased 10.8% to $82.8 million, with margins of 11.3% (See Schedule 3)

•	Net New Business wins totaled $51.6 million

New York, NY, August 7, 2017 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and six months ended June 30, 2017.

Scott Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “Our business performed very well in the second quarter, highlighted by an acceleration of organic revenue growth to nearly 12%, including a benefit from higher pass-through costs. Our portfolio of world-class agencies is meaningfully expanding existing client relationships and winning new business at a strong pace. This industry-leading growth is testament to MDC’s modern and flexible operating model, and our unique culture and entrepreneurial mindset. As we look ahead, we are well positioned to remain a leader as our industry continues to evolve at a time of accelerated change for advertising, content and commerce.”

David Doft, Chief Financial Officer of MDC Partners, said, “We are exiting the quarter in a significantly stronger financial position with a stronger balance sheet and attractive cash flow profile. In addition to closing the previously-announced sale of Convertible Preference shares in the first quarter, this quarter we made $84 million of acquisition-related payments, thereby reducing our deferred consideration and minority interest to the lowest level in over five years. At this point, we have passed the inflection point whereby our future annual obligation comes down considerably. This should result in stronger overall cash generation, which will further strengthen our balance sheet and provide investment capital for long-term value creation initiatives. We are confident that we are on the right path to deliver solid returns for our stakeholders.”

Second Quarter and Year-to-Date 2017 Financial Results

Revenue for the second quarter of 2017 was $390.5 million, an increase of 15.9%, compared to $337.0 million in the second quarter of 2016. The effect of foreign exchange was negative 1.5%, the impact of non-GAAP acquisitions (dispositions), net was positive 5.7%, and the resulting organic revenue growth was 11.7%. Organic revenue growth for the period was favorably impacted by 360 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net income attributable to MDC Partners common shareholders in the second quarter of 2017 was $9.3 million compared to $0.8 million in the second quarter of 2016. Diluted income per share attributable to MDC Partners common shareholders for the second quarter of 2017 was $0.14 compared to $0.02 per share in the second quarter of 2016. Adjusted EBITDA for the second quarter of 2017 was $47.0 million, an increase of 12.2% compared to $41.9 million in the second quarter of 2016.

Revenue for the first six months of 2017 was $735.2 million, an increase of 13.8%, compared to $646.1 million in the first six months of 2016. The effect of foreign exchange was negative 1.1%, the impact of non-GAAP acquisitions (dispositions), net was positive 6.1%, and the resulting organic revenue growth was 8.7%. Organic revenue growth for the period was favorably impacted by 210 basis points from increased billable pass-through costs incurred on clients’ behalf from certain of our partner firms acting as principal.

Net loss attributable to MDC Partners common shareholders in the first six months of 2017 was ($1.7) million compared to ($22.8) million in the first six months of 2016. Diluted loss per share attributable to MDC Partners common shareholders for the first six months of 2017 was ($0.03) compared to ($0.45) per share in the first six months of 2016. Adjusted EBITDA for the first six months of 2017 was $82.8 million, an increase of 10.8% compared to $74.7 million in the first six months of 2016.

Financial Outlook

Doft continued, “Given the strong topline trend, we are pacing ahead of the organic growth target that we provided at the beginning of the year. At the same time, a combination of higher than expected billable pass-through expenses and incremental costs associated with our robust new business and growth activities is translating to more modest margin expansion for the current year. Accordingly, we are updating our formal guidance. We are now targeting approximately 7% organic revenue growth and an improvement in Adjusted EBITDA margins of approximately 60 basis points. Taken together, we remain on track to achieve our 2017 Adjusted EBITDA target.”

	2017	2017
	Initial Guidance	Revised Guidance
	February 27, 2017	August 7, 2017

Organic Revenue	approximately 4% growth	approximately 7% growth

Adjusted EBITDA Margin	approximately 100 basis points increase	approximately 60 basis points increase

*	The Company has excluded a quantitative reconciliation with respect to the Company’s 2017 guidance under the “unreasonable efforts” exception in item 10(e)(1)(i)(B) of Regulation S-K.

Conference Call

Management will host a conference call on Monday, August 7, 2017, at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-902-4266 or toll free 1-888-346-6216. An investor presentation has been posted on our website www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 12:00 a.m. (ET), August 14, 2017, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10111029), or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC Partners is one of the fastest-growing and most influential marketing and communications networks in the world. Its 50+ advertising, public relations, branding, digital, social and event marketing agencies are responsible for some of the most memorable and engaging campaigns for the world’s most respected brands. As "The Place Where Great Talent Lives," MDC Partners is known for its unique partnership model, empowering the most entrepreneurial and innovative talent to drive competitive advantage and business growth for clients. By leveraging technology, data analytics, insights, and strategic consulting solutions, MDC Partners drives measurable results and optimizes return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures for the three and six months ended June 30, 2017, include the following:

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.

(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.

(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis we no longer include the acquisition deal cost adjustment but we continue to disclose this metric on Schedule 6 for your reference.

Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures. We are unable to reconcile our projected 2017 organic revenue growth to the corresponding GAAP measure because we are unable to predict the 2017 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, dispositions, or other potential changes. We are unable to reconcile our projected 2017 increase in Adjusted EBITDA margin to the corresponding GAAP measure because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, foreign exchange transaction gains or losses, impairment charges, provision or benefit for income taxes, and certain assumptions used in the calculation of deferred acquisition consideration) are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. As a result, we are unable to provide reconciliations of these measures. In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;

•	foreign currency fluctuations; and

•	risks associated with the one Canadian securities class action litigation claim.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time, the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016 (1)	2017	2016 (1)

Revenue	$390,532	$337,047	$735,232	$646,089

Operating expenses:
Cost of services sold	267,822	228,835	505,385	440,281
Office and general expenses	85,563	72,709	173,403	150,537
Depreciation and amortization	10,766	11,436	21,664	22,656
	364,151	312,980	700,452	613,474
Operating profit	26,381	24,067	34,780	32,615

Other income (expense):
Other, net	6,596	26	9,163	15,538
Interest expense and finance charges	(15,688)	(17,174)	(32,456)	(32,749)
Loss on redemption of notes	-	-	-	(33,298)
Interest income	178	203	405	381
	(8,914)	(16,945)	(22,888)	(50,128)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	17,467	7,122	11,892	(17,513)
Income tax expense	4,641	4,744	8,610	3,110
Income (loss) before equity in earnings of non-consolidated affiliates	12,826	2,378	3,282	(20,623)
Equity in earnings (losses) of non-consolidated affiliates	641	(290)	502	(61)
Net income (loss)	13,467	2,088	3,784	(20,684)
Net income attributable to the noncontrolling interests	(2,214)	(1,254)	(3,097)	(2,113)
Net income (loss) attributable to MDC Partners Inc.	11,253	834	687	(22,797)
Accretion on convertible preference shares	(1,910)	-	(2,417)	-
Net income (loss) attributable to MDC Partners Inc. common
shareholders	$9,343	$834	$(1,730)	$(22,797)

Income (loss) per common share:
Basic:
Net income (loss) attributable to MDC Partners Inc. common
shareholders	$0.14	$0.02	$(0.03)	$(0.45)

Diluted:
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$0.14	$0.02	$(0.03)	$(0.45)

Weighted average number of common shares outstanding:
Basic	55,332,497	50,322,757	53,480,144	50,162,654
Diluted	55,622,194	50,703,548	53,480,144	50,162,654

(1)	Revised due to the correction of prior period financial statements relating to the Company's deferred tax liability and income tax expense.

SCHEDULE 2

MDC PARTNERS INC.

UNAUDITED ORGANIC REVENUE GROWTH RECONCILIATION

(US$ in 000s, except percentages)

	Three Months Ended		Six Months Ended
	Revenue $	% Change	Revenue $	% Change
June 30, 2016	$337,047		$646,089

Organic revenue growth	39,318	11.7%	56,504	8.7%
Impact of Non-GAAP acquisitions (dispositions), net	19,265	5.7%	39,642	6.1%
Foreign exchange impact, net	(5,098)	(1.5%)	(7,003)	(1.1%)

GAAP revenue growth	53,485	15.9%	89,143	13.8%

June 30, 2017	$390,532		$735,232

Note:	Actuals may not foot due to rounding

SCHEDULE 3

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016 (1)	2017	2016 (1)
Revenue	$390,532	$337,047	$735,232	$646,089

Net income attributable to MDC Partners Inc.	$11,253	$834	$687	$(22,797)
Adjustments to reconcile to operating profit (loss):
Net income attributable to the noncontrolling interests	2,214	1,254	3,097	2,113
Equity in losses of non-consolidated affiliates	(641)	290	(502)	61
Income tax expense	4,641	4,744	8,610	3,110
Interest expense and finance charges, net	15,510	16,971	32,051	32,368
Loss on redemption of notes	-	-	-	33,298
Other, net	(6,596)	(26)	(9,163)	(15,538)
Operating profit (loss)	$26,381	$24,067	$34,780	$32,615
margin	6.8%	7.1%	4.7%	5.0%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,766	11,436	21,664	22,656
Stock-based compensation	5,540	5,530	10,490	10,215
Acquisition deal costs	-	907	-	1,460
Deferred acquisition consideration adjustments	4,306	(299)	15,737	6,028
Distributions from non-consolidated affiliates **	105	-	105	-
Other items, net ***	(100)	252	35	1,738

Adjusted EBITDA *	$46,998	$41,893	$82,811	$74,712
margin	12.0%	12.4%	11.3%	11.6%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items. Prior to 2017, Adjusted EBITDA included an additional adjustment for acquisition deal costs. Beginning with 2017, on a prospective basis, we no longer include the acquisition deal cost adjustment but we continue to disclose this metric on Schedule 6 for your reference.
**	Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).
***	Other items, net includes legal fees and related expenses, net of insurance proceeds, relating to the SEC investigation and related class action litigation claims. See Schedule 6 for reconciliation of amounts.
(1)	Revised due to the correction of prior period financial statements relating to the Company's deferred tax liability and income tax expense. This correction has no impact on Adjusted EBITDA.

SCHEDULE 4

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	June 30,	December 31,
	2017	2016 (1)

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,347	$27,921
Cash held in trusts	5,526	5,341
Accounts receivable, net	456,229	388,340
Expenditures billable to clients	42,341	33,118
Other current assets	27,207	34,862
Total current assets	551,650	489,582
Fixed assets, net	88,010	78,377
Investments in non-consolidated affiliates	5,247	4,745
Goodwill	851,135	844,759
Other intangible assets, net	78,813	85,071
Deferred tax assets	39,549	41,793
Other assets	35,850	33,051
Total assets	$1,650,254	$1,577,378

Liabilities, redeemable noncontrolling interests, and shareholders' deficit
Current liabilities:
Accounts payable	$266,568	$251,456
Trust liability	5,526	5,341
Accruals and other liabilities	300,562	303,581
Advance billings	163,639	133,925
Current portion of long-term debt	289	228
Current portion of deferred acquisition consideration	78,815	108,290
Total current liabilities	815,399	802,821
Long-term debt, less current portion	909,116	936,208
Long-term portion of deferred acquisition consideration	90,865	121,274
Other liabilities	55,576	56,012
Deferred tax liabilities	115,381	110,359
Total liabilities	1,986,337	2,026,674

Redeemable noncontrolling interests	62,955	60,180

Shareholders' deficit
Convertible preference shares (liquidation preference $97,417)	90,220	-
Common shares	349,474	317,784
Shares to be issued	-	2,360
Charges in excess of capital	(310,051)	(311,581)
Accumulated deficit	(581,161)	(581,848)
Accumulated other comprehensive loss	(2,477)	(1,824)
MDC Partners Inc. shareholders' deficit	(453,995)	(575,109)
Noncontrolling interests	54,957	65,633
Total shareholders' deficit	(399,038)	(509,476)
Total liabilities, redeemable noncontrolling interests, and shareholders' deficit	$1,650,254	$1,577,378

(1)	Revised due to the correction of prior period financial statements relating to the Company's deferred tax liability and income tax expense.

SCHEDULE 5

MDC PARTNERS INC.

UNAUDITED SUMMARY CASH FLOW DATA

(US$ in 000s)

	Six Months Ended June 30,
	2017	2016

Net cash provided by (used in) operating activities	$23,733	$(110,197)

Net cash used in investing activities	(22,882)	(16,762)

Net cash (used in) provided by financing activities	(7,331)	81,372

Effect of exchange rate changes on cash and cash equivalents	(1,094)	191

Net decrease in cash and cash equivalents	$(7,574)	$(45,396)

SCHEDULE 6

MDC PARTNERS INC.

UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES

(US$ in 000s)

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from prior year acquisitions *	$6,556	$2,817	$17,083	$24,657	$51,113	$18,552	$24,983	$43,535
Foreign exchange impact	39	7	113	1,343	1,502	1,046	1,341	2,387
Contribution to organic revenue (growth) decline **	(2,783)	(896)	(3,142)	(3,300)	(10,121)	1,470	(6,399)	(4,929)
Prior year revenue from dispositions ***	-	-	-	(499)	(499)	(691)	(660)	(1,351)
Non-GAAP acquisitions (dispositions), net	$3,812	$1,928	$14,054	$22,201	$41,995	$20,377	$19,265	$39,642

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
OTHER ITEMS, NET
SEC investigation and class action litigation expenses	$1,486	$1,359	$767	$454	$4,066	$339	$382	$721
SEC final settlement payment	-	-	-	1,500	1,500	-	-	-
D&O insurance proceeds	-	(1,107)	(3,230)	(1,583)	(5,920)	(204)	(482)	(686)
Total other items, net	$1,486	$252	$(2,463)	$371	$(354)	$135	$(100)	$35

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
CASH INTEREST, NET & OTHER
Cash interest paid	$(25,703)	$(1,212)	$(1,063)	$(36,692)	$(64,670)	$(999)	$(1,317)	$(2,316)
Bond interest accrual adjustment	11,995	(15,680)	(14,625)	20,800	2,490	(14,625)	(14,625)	(29,250)
Adjusted cash interest paid	(13,708)	(16,892)	(15,688)	(15,892)	(62,180)	(15,624)	(15,942)	(31,566)
Interest income	178	203	218	209	808	227	178	405
Total cash interest, net & other	$(13,530)	$(16,689)	$(15,470)	$(15,683)	$(61,372)	$(15,397)	$(15,764)	$(31,161)

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	$(5,539)	$(7,909)	$(6,275)	$(9,709)	$(29,432)	$(9,413)	$(11,743)	$(21,156)
Landlord reimbursements	-	871	248	3,651	4,770	75	3,146	3,221
Total capital expenditures, net	$(5,539)	$(7,038)	$(6,027)	$(6,058)	$(24,662)	$(9,338)	$(8,597)	$(17,935)

	2016					2017
	Q1	Q2	Q3	Q4	FY	Q1	Q2	YTD
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	$859	$1,254	$1,059	$2,046	$5,218	$883	$2,214	$3,097
Cash taxes	$143	$664	$1,991	$97	$2,895	$1,293	$2,130	$3,423
Acquisition deal costs	$553	$907	$806	$374	$2,640	$234	$242	$476

*	GAAP revenue from prior year acquisitions for 2017 and 2016 relates to acquisitions which occurred in 2016 and 2015, respectively.
**	Contributions to organic revenue growth (decline) represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that is included in the Company's organic revenue growth (decline) calculation
***	Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note:	Actuals may not foot due to rounding